Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

Telephone: (510) 668-3715

laurack@synnex.com

SYNNEX CORPORATION RAISES OUTLOOK FOR FISCAL Q2 2010 AHEAD

OF 2010 GTDC INVESTOR RELATIONS CONFERENCE AND SYNNEX’ 2010

ANALYST DAY MEETING

FREMONT, CA — May 5, 2010 — SYNNEX Corporation (NYSE: SNX), a leading business process services company, today upwardly revised its current outlook for its results of operations for the fiscal second quarter of 2010 by stating that revenues, net income and EPS are each expected to exceed the top end of the Company’s prior stated guidance for the quarter.

SYNNEX issued its prior guidance for the fiscal second quarter 2010 period during the SYNNEX fiscal first quarter 2010 earnings conference call on March 25, 2010.

Revised Second Quarter Fiscal 2010 Outlook:

The following statements are based on the Company’s current expectations for the second quarter of fiscal 2010. These statements are forward-looking and actual results may differ materially.

“Based on a strengthening demand environment and an improving mix of business in key targeted segments, we currently anticipate our results will exceed the high end of our prior stated guidance and that our EPS will be in the range of $0.67 to $0.70,” stated Kevin Murai, President and Chief Executive Officer of SYNNEX Corporation. “We look forward to the opportunity to share our perspective on the business over the next two days.”

The Company is scheduled to participate in the 2010 Global Technology Distribution Council Investor Relations Conference at the Millennium Broadway Hotel in New York, New York on Wednesday, May 5, 2010. SYNNEX will then hold its 2010 Analyst Day on Thursday, May 6, 2010 at The Westin New York at Times Square starting at 11:30 a.m. (ET) and concluding at 5:00 p.m. (ET). Presenting at the SYNNEX Analyst Day will be Kevin Murai, President and Chief Executive Officer; Peter Larocque, President of U.S. Distribution; Dennis Polk, Chief Operating Officer; Thomas Alsborg, Chief Financial Officer; Mitchell Martin, President of SYNNEX Canada Limited; Adam Carroll, President of New Age Electronics, and Chris Caldwell, Senior Vice President and General Manager of Global Business Services.

A live webcast of the SYNNEX 2010 Analyst Day event will be available at http://ir.synnex.com. A replay of the webcast will be available at http://ir.synnex.com approximately four hours after the conclusion of the event and will be archived until May 20, 2010.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 7,000 associates worldwide and operates in the United States, Canada, China, Costa Rica, Japan, Mexico, Nicaragua, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

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Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding expectations of a strengthening demand environment, improving mix of business in key targeted segments, and our revenues, net income and earnings per share for the second quarter of fiscal 2010, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws, risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended February 28, 2010 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2010 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation